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                                                                   EXHIBIT 10.40




                                  OFFICE LEASE

                                     BETWEEN

                               67 BROAD STREET LLC

                                          LANDLORD,

                                       AND


                                PLD TELEKOM, INC.

                                           TENANT.


                                   PREMISES:    PORTION OF SEVENTH (7TH) FLOOR
                                                75 A/K/A 67 BROAD STREET
                                                NEW YORK, NEW YORK
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                          STANDARD FORM OF OFFICE LEASE



                 AGREEMENT OF LEASE, made as of this 1st day of December, 1998 between 67 BROAD STREET LLC, a New York limited liability company, having an office at 152 West 57th Street, 60th Floor, New York, New York, party of the first part, hereinafter referred to as LANDLORD and PLD TELEKOM, INC., a Delaware corporation having an office at 75/a/k/a 67 Broad Street, New York, New York, party of the second part, hereinafter referred to as TENANT.

                 WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, that portion of Seventh (7th) floor, as shown on the rental plan annexed hereto and made a part hereof as Exhibit A (the "Demised Premises" or "demised premises", whether capitalized or not) in the building known as 75 a/k/a 67 Broad Street in the Borough of Manhattan, City of New York (the "Building" or "Building", whether capitalized or not), for the term of approximately ten (10) years and six (6) months (or until such term shall sooner cease and expire as hereinafter provided) to commence subject to Article 54 hereof on December 15, 1998 (the "Commencement Date") and shall expire on June 15, 2009 (the "Expiration Date"), both dates inclusive, at annual rental rates, as provided in the Rent Schedule annexed hereto and made a part hereof as Exhibit B (the "fixed rent" or "Fixed Rent" or "Fixed Annual Rent," whether capitalized or not), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Landlord or such other place as Landlord may designate, without any set off, counterclaim or deduction whatsoever.

                 The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

                 1. RENT. Tenant shall pay the rent as above and as hereinafter provided.

                 2. OCCUPANCY. Tenant shall use and occupy the Demised Premises for telecommunication switching equipment and sales and administrative offices and for no other purpose.

                 3. ALTERATIONS: Tenant shall make no changes in or to the Demised Premises of any nature without Landlord's prior written consent provided, however, that Tenant may install its switching equipment and may make purely decorative changes such as painting and installation of partitions and carpeting without Landlord's consent, but upon notice to Landlord. Subject to the prior written consent of Landlord, not to be unreasonably withheld or delayed and to the provisions of this Article, Tenant at Tenant's expense, may make non-structural alterations, installations, additions or improvements which do not affect utility services or plumbing and electrical lines, in or to the interior of the Demised Premises using licensed and reputable contractors or mechanics first approved by Landlord. With respect to any work involving the base building electrical service rooms, Tenant must utilize Landlord's designated base building electrician for any and all such work. In accordance with the provisions of this Article 3, Tenant shall have the right subject to applicable legal requirements to install a gaseous fire retardant, either FM 200 or intergin. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance in the amounts specified in Article 45 hereof. If any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within thirty (30) days after Tenant receives written notice thereof at Tenant's expense, by filing the bond required by law or otherwise. All interior walls, doors, paneling, partitions, railings and like installations, installed in the Demised Premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Demised Premises unless Landlord, by notice to Tenant at the time Landlord approves Tenant's plans, elects to relinquish Landlord's right to such installations and to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the lease, at Tenant's expense. Notwithstanding the foregoing, Landlord hereby requires Tenant to remove all of its switching equipment, the backup generator and other appurtenant
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equipment. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of its switching equipment, backup generator, trade fixtures and moveable office furniture and equipment, but upon removal of any such items from the Demised Premises or upon removal of other installations as may be permitted hereunder, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation, reasonable wear and tear excepted, and repair any damage to the Demised Premises or the Building due to such removal. All property permitted to be removed by Tenant at the end of the term remaining in the Demised Premises after Tenant's removal (in the case of its backup generator, more than one month following its removal) shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or removed from the Demised Premises by Landlord, at Tenant's expense.

                 With respect to any request for Landlord's consent to any alterations for which Landlord's consent is required, Landlord agrees to review Tenant's plans within ten (10) business days after receipt thereof, failure by Landlord to respond within said ten (10) business day period being deemed Landlord's approval thereof.

                 4. REPAIRS: Landlord shall maintain in good working order and repair the exterior of and the public portions of the Building and all Building systems servicing the Demised Premises. Tenant shall, throughout the term of this lease, take good care of the Demised Premises including the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the Building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees. Tenant shall also repair all damage to the Building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten
(10) days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the Demised Premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the Demised Premises and following such notice, Landlord shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. There shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof, except that the foregoing shall not apply to Landlord's failure to make repairs which prevent the operation of Tenant's switching equipment or backup generator. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 shall apply.

                 5. WINDOW CLEANING: Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

                 6. REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS: Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Demised Premises, solely when arising out of Tenant's manner of use thereof, or, with respect to the Building, if arising out of Tenant's use or manner of use of the Demised Premises or the Building. Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do not permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" or rate for the Building or

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Demised Premises issued by a body making fire insurance rates applicable to said
Demised Premises, shall be conclusive evidence of the facts therein stated and of the items and changes in the fire insurance rates applicable to the Demised Premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgement, to absorb and prevent vibration, noise and annoyance. Landlord represents and warrants that the floor load in the Demised Premises is 100 pounds per square foot and Tenant acknowledges that the switching equipment and backup generator which Tenant proposes to install do not exceed this floor load.

                 7. SUBORDINATION: This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises form a part thereof, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

                         Landlord agrees that it shall use all commercially best
efforts (at no cost or expense to Landlord) to obtain and deliver to Tenant, as to the existing mortgage and mortgages hereafter made covering the real property of which the Demised Premises form a part, and/or any renewal, modification, consolidation, replacement and extension of the existing mortgage, or future mortgages, non-disturbance agreements (the "NDA") in recordable form (or such agreement shall be contained in such mortgage or any renewal, modification, consolidation, extension or replacement thereof) from the holder of any such mortgage, providing in substance that provided Tenant shall have entered into possession and occupancy of the Demised Premises and commenced payment of fixed rent and additional rent hereunder, and so long as Tenant is not in default in its obligations for the payment of fixed rent and additional rent and in the performance of the other terms, covenants and conditions to be performed on its part under this Lease, its possession of the Demised Premises will not be disturbed during the term hereof, notwithstanding the foreclosure of any such mortgage, and Tenant will not be named as a party defendant in any foreclosure proceedings brought for the recovery of possession, it being hereby covenanted and agreed to by Tenant that the holder of any such mortgage, or anyone claiming by, through or under said holder shall not be:

                 (a) liable for any act or omission for any prior landlord (including Landlord), or

                 (b) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), or

                 (c) bound by any fixed rent or additional rent or other charges which Tenant might have paid for more than the current month to a prior landlord (including Landlord), or

                 (d) bound by any modification of this Lease made without the consent of such mortgagee. The inability of Landlord to obtain such agreement shall not be deemed a default on Landlord's part of its obligations hereunder, or impose any claim in favor of Tenant against Landlord by reason thereof, or affect the validity of this Lease. Tenant agrees to (i) execute and deliver to such mortgagee a nondisturbance and attornment agreement in form and substance customarily adopted by such mortgagee and (ii) reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith, including legal expenses.


                 Notwithstanding anything contained herein above to the contrary, in the event that Landlord is unable to deliver the NDA within six (6) months from the Commencement Date then, in such event, Tenant shall have a one
(1) time option to terminate this Lease by ten (10) days written notice given to Landlord in which event this Lease shall expire ten (10) days after the date of rendition note Tenant's notice of termination with the same force and effect as said date were the Expiration Date.

                 8. PROPERTY - LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY: Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or wilful acts of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said Building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor any abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor


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constitute an actual or constructive eviction. Tenant shall indemnify and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Landlord shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant and any sub-tenant, agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, such approval not to be unreasonably withheld.

                 9. DESTRUCTION, FIRE AND OTHER CASUALTY: (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Landlord and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the portion of the Demised Premises which is usable. (c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. (d) If the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then, in any such events, Landlord may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord shall serve a termination notice as provided for herein, Landlord shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Landlord's control. After any such casualty, Tenant shall cooperate with Landlord's restoration by removing from the Demised Premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume thirty (30) days after written notice from Landlord that the Demised Premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten
(10) days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture and or furnishing or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Landlord will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

                 If the Building or the Demised Premises shall be so damaged by fire or other casualty so as to interfere substantially with the use of the Demised Premises by Tenant, Landlord and its architect shall determine, no later than thirty (30) days from the occurrence of the event, whether such damage can be repaired within six (6) months from the date of the occurrence of the event. If they determine that such damage cannot be repaired within six (6) months, or if in fact such damage is not in fact repaired within six (6) months, then Tenant shall have the right, by giving written notice to Landlord to such effect within fifteen (15) days after it has been determined that the damage can not be restored or repaired within the aforesaid period, or the expiration of such 6-month period, as the case may be, to terminate this Lease and its obligations hereunder, in which event the fixed rent and additional rent shall be prorated to the date of the occurrence of such damage. If Tenant shall fail to serve such notice as aforesaid, then this Lease shall continue in full force and effect subject, however, to Landlord's right of termination as set forth in Article 9. If there be any dispute between Landlord and Tenant with respect to the foregoing, the issue shall be expeditiously submitted to the American Arbitration Association in New York City for determination and the decision of the arbitrators appointed pursuant thereto shall be binding upon the parties, and may be entered


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
as a judgment in any court having jurisdiction thereover. The arbitration fees shall be borne equally by the parties.

                 10. EMINENT DOMAIN: If the whole or any part of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

                         Nothing contained in Article 10 hereof shall prohibit
Tenant from making a separate claim with the condemning authority for (a) the value of property owned by Tenant, (b) any loss of profits, and any moving or other expenses incurred by Tenant as a result of such condemnation and (c) any other separate claim which Tenant may hereafter be permitted to make provided, however, that such separate claim shall not reduce or adversely affect the amount of Landlord's award.

                 11. ASSIGNMENT, MORTGAGE, ETC.: Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord in each instance. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in anyway be constructed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting.

                 12. ELECTRIC CURRENT: Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building (which feeders be in place and operable as of the Commencement Date) or the risers or wiring installation and Tenant may not use any electrical equipment which, in Landlord's opinion will overload such installations or interfere with the use thereof by other tenants of the Building. The change at any time of the character of electric service shall in no manner make Landlord liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

                 13. ACCESS TO PREMISES: Landlord or Landlord's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times, upon reasonable prior notice to examine the same and to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to any portion of the Building or which Landlord may elect to perform in the Demised Premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Landlord shall perform any work using all reasonable efforts to minimize interference and interruption with Tenant's occupancy and the conduct of its business in the Demised Premises. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises without the same constituting an actual or constructive eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof, Landlord shall have the right to enter the Demised Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six
(6) months of the term for the purpose of showing the same to prospective tenants and may, during said six (6) months period, place upon the Building the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key (or in an emergency only) forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

                 14. VAULT, VAULT SPACE, AREA: No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the Building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Landlord makes no representation as to the location of the property line of the Building. All vaults and vault space and all such areas not within the property line of the Building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked or if the amount of such space or area be diminished or required by any federal, state or municipal authority



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
or public utility, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed an actual or constructive eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid Tenant, if used by Tenant, whether or not specifically leased hereunder.

                 15. OCCUPANCY: Tenant will not at any time use or occupy the Demised Premises in violation of the Certificate of Occupancy issued for the Building. Tenant has inspected the Demised Premises and accepts them as is, subject to any Riders annexed hereto with respect to Landlord's Work, if any. If any event, Landlord makes no representation as to the condition of the Demised Premises and Tenant agrees to accept the same subject to violations, whether or not of record.

                 16. BANKRUPTCY: (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Landlord by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor, which, in the case of an involuntary bankruptcy, is not dismissed within sixty (60) days after the commencement thereof or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                         (b)     It is stipulated and agreed that in the event
of the termination of this lease pursuant to (a) hereof, Landlord shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the Demised Premises or any part thereof be relet by Landlord for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

                 17. DEFAULT: A. If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the Demised Premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the Demised Premises within thirty (30) days after the commencement of the terms of this lease, then, in any one or more of such events, upon Landlord serving a written ten (10) days notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) day period, and if Tenant shall not have diligently commenced curing such default within such ten
(10) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Landlord may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

         B. If the notice provided for in (1) hereof shall have been given and the term shall expire as aforesaid; or if Tenant shall make default in the payment of any item of rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events, Landlord may dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Landlord may cancel and terminate such renewal or extension agreement by written notice.

                 18. REMEDIES OF LANDLORD AND WAIVER OF REDEMPTION: In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages hereunder. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord, in putting the Demised Premises in good order or preparing the same for re-rental may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

                 19. FEES AND EXPENSES: If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this lease, then, unless otherwise provided elsewhere in this lease, Landlord may immediately or at any time thereafter and without notice perform the obligations of Tenant hereunder. If Landlord, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Landlord for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five
(5) days after rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Landlord as damages.

                 20. BUILDING ALTERATIONS AND MANAGEMENT: Landlord shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord or other Tenant making any repairs in the Building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Landlord by reason of Landlord's imposition of any controls on the manner of access to the Building by Tenant's invitees as the Landlord may deem necessary for the security of the Building and its occupants.

                 21. NO REPRESENTATIONS BY LANDLORD: Except as specifically provided herein, neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises or the Building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and, except as specifically provided herein, agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said Demised Premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Landlord and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

                 22. END OF TERM: Upon the expiration or sooner termination of the term of this lease, Tenant shall quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the Demised Premises, provided that Tenant shall have a period of up to one (1) month to remove its backup generator. Tenant's obligation to observe or perform its covenant shall survive the expiration or other termination of its lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

                 23. QUIET ENJOYMENT: Landlord covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises hereby demised, subject, nevertheless, to the terms and conditions of this lease.

                 24. FAILURE TO GIVE POSSESSION: If Landlord is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any manner to extend the term of this lease, but the rent payable hereunder shall be abated until after Landlord shall have given Tenant notice that the Demised Premises are substantially ready for Tenant's occupancy, and the period of free rent specified in Article 41 shall not commence until five
(5) business days after such notice is given. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy any space in the Building other than the Demised Premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

                          Notwithstanding the foregoing provisions of this
Lease, in the event that Landlord fails to deliver possession of the Demised Premises on or prior to December 31, 1998, Tenant shall have the right to terminate this Lease within the following ten (10) days by giving notice thereof to Landlord. Upon receipt of such notice by Landlord, all liability between the parties hereto shall be extinguished, except that Landlord shall return to Tenant any monies deposited with Landlord pursuant to this Lease. The foregoing right of termination shall be Tenant's exclusive remedy with respect to the failure to deliver possession, subject to the provisions of Article 54 hereof.

                 25. NO WAIVER: The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Landlord, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check, any letter accompanying any check or payment of rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Landlord as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent or as a consent by Landlord to an assignment or subletting by Tenant of the Demised Premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Landlord or Landlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of said Demised Premises prior to termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the Demised Premises.

                 26. WAIVER OF TRIAL BY JURY: It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Demised Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the Demised Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

                 27. INABILITY TO PERFORM: This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no manner be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Landlord's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

                 Notwithstanding any other provision of this lease, in the event that substantially all of the Demised Premises shall become unusable or untenantable by Tenant due to the performance by Landlord of repairs, additions, alterations, replacements, decorations or improvements or due to interruption of services provided by Landlord or Landlord's failure to provide access to the Demised Premises required to be provided to Tenant under this lease and not due to any act or omission of Tenant or Tenant's employees, agents, contractors or licensees (the "Affected Space"), which condition (an "Interruption Condition") shall continue for a period of ten (10) consecutive business days after Tenant shall have notified Landlord of the same, and Tenant shall not actually use or occupy the Affected Space during such period, then Tenant shall be entitled be entitled to abate the payment of Basic Annual Rent and Additional Rent with respect to the Affected Space to the extent not actually used or occupied by Tenant, if applicable, due under this lease for the period commencing on the eleventh (11th) business day of the existence of such condition and ending on the date which condition no longer exists. Tenant agrees that other than as specifically provided for in this paragraph, Tenant's sole remedy at law in connection with an interruption of services to or access to the Demised Premises shall be by way of an action for damages for breach of contract.

                 28. NOTICES: Except as otherwise expressly provided in this Lease or by any Legal Requirement, every notice, demand, consent, approval, request or other communication (collectively, "notices") which may be or is required to be given under this Lease or by law shall be in writing and shall be sent by United States certified or registered mail, postage prepaid, return receipt requested and shall be addressed:

                 A. If to Landlord, to Landlord's address set forth on the cover page hereof with a copy to Landlord's managing agent and attorney, respectively;

                         Newmark & Company Real Estate Co., Inc.
                         125 Park Avenue
                         New York, New York  10017


and to:                  Robert J. Oppenheimer, P.C.
                         c/o Olshan Grundman Frome & Rosenzweig LLP
                         505 Park Avenue
                         New York, New York 10022

                 B. If to Tenant, to Tenant's address set forth on the cover page hereto with a copy to Tenant's general counsel.

                         Notices shall be deemed delivered five (5) business
days after being deposited in the United States Mail. A notice given by counsel for either party shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Paragraph. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this Paragraph. Notwithstanding the foregoing, either party hereto may give the other party telefax notice of the need of emergency repairs. If there occurs any interruption of certified and registered mail service, lasting more than five (5) consecutive business days, notices may be given by telefax or personal delivery, but shall not be effective until personally received by an executive officer of a party which is a corporation, or a member of a party which is a partnership or joint venture, or a principal of any other entity.

                 29. SERVICES PROVIDED BY LANDLORD: As long as Tenant is not in default under any of the covenants of this lease, Landlord shall provide the following services:

         A.      Elevator Service.

                 (i) Passenger Elevator Service. Landlord shall provide necessary passenger elevator facilities twenty-four (24) hours a day, three hundred, sixty five (365) days a year.

                 (ii) Freight Elevator Service. Landlord shall provide freight elevator service to the Demised Premises on a first-come, first-served basis (i.e., no advance scheduling) on business days from 8:00 a.m. to 4:30 p.m. Freight elevator service shall, provided same is available, be provided on a reserved basis at all other times, upon the payment of Landlord's then established charges therefor which shall constitute additional rent hereunder.

         B.      Cleaning Services.

                 (i) Provided Tenant shall keep the Demised Premises in good order, Landlord, at Landlord's expense, shall cause the executive, sales and administrative portions of the Demised Premises only to be cleaned, i.e. not any telecommunications equipment portion of the Demised Premises. Tenant shall pay to Landlord on demand Landlord's charges for cleaning work in the Demised Premises or the Building required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, or consumption of food or beverages, reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior partitioning glass surfaces, (iv) non-Building standard materials or finishes installed by Tenant or at its request. Landlord and/or its cleaning contractor and their employees shall have after hours access to the Demised Premises and the use of Tenant's light, power and water in the Demised Premises as may be reasonably required for the purpose of cleaning the Demised Premises.

                 (ii) Tenant, at Tenant's expense, shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Landlord, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation.

                 (iii) Only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord shall be permitted to act as maintenance contractor for any waxing, polishing, cleaning and maintenance work in the Demised Premises. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its regular employees. Landlord may fix, in its absolute discretion, at any time and from time to time, the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of such services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors, and Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of such services.

         C. Water. Landlord shall provide water for ordinary lavatory and drinking purposes only, but if Tenant uses or consumes water for any other purposes, Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered.

         D. HVAC. See Article 56.

         E. Subject to the last paragraph of Article 27 hereof, Landlord reserves the right, without same constituting an actual or constructive eviction or entitling Tenant to any abatement and/or diminution of fixed rent and/or additional rent, to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof. If the Building of which the Demised Premises are a part supplies manually-operated elevator service, Landlord at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any manner affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Landlord shall pursue the alteration with due diligence.

                 30. CAPTIONS: The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

                 31. DEFINITIONS: The term "Landlord" as used in this lease means only the Landlord of the fee or of the leasehold of the Building, or the mortgagee in possession, for the time being of the land and Building (or the Landlord of a lease of the Building or of the land and Building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, or of the land and Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Notwithstanding the provisions of this Article 31 or of Article 34, no sale, assignment or transfer by Landlord of Tenant's security deposit (in connection with the sale, transfer or assignment by Landlord of its rights and obligations under this Lease and/or in the Building) shall operate to release Landlord from its responsibility and liability to Tenant for said security deposit, unless and until the party to whom such security deposit has been assigned or transferred has acknowledged to Tenant its receipt of such security deposit, and has assumed all of the obligations of Landlord with respect thereto. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable Building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

                 32. ESTOPPEL CERTIFICATE: Tenant shall execute, acknowledge and deliver to Landlord, within five (5) business days after Landlord's request, a certificate stating: (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect, as modified, and identifying the modifications); (b) the commencement and expiration dates of the term of this lease; (c) the dates through which fixed rent and additional rent have been paid; (d) whether or not there is any existing default by Landlord or Tenant with respect to which a notice of default has been delivered, and if there is any such default, specifying the nature and extent thereof; (e) that this lease is subordinate to any existing or future mortgage placed by Landlord on the Building; and (f) whether or not there are any setoffs, defenses or counterclaims against the enforcement of any of the agreements, terms, covenants or conditions of this lease to be paid, complied with or performed by Tenant. Any such certificate may be relied upon by Landlord and any mortgagee, purchaser or other person with whom Landlord may deal. Tenant's only liability under this Article 35 is to be estopped from any claim contrary to the certificate executed therein.

                 33. RULES AND REGULATIONS: Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Exhibit C and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt. Notice of additional rules or regulations shall be given in writing to Tenant in accordance with the provisions of Article 28 of this Lease. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Landlord within ten (10) days after the giving of notice thereof.

                 34. SECURITY. Tenant shall, upon execution of this lease, deposit with Landlord the sum of ONE HUNDRED THIRTEEN THOUSAND TWO HUNDRED SEVENTY-ONE and 34/100 ($113,271.34) DOLLARS security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease and provided that Tenant is not then in default under the terms of this lease on the fifth (5th) anniversary of the Commencement Date then in such event, Tenant shall be entitled to a return of SEVENTY-FIVE THOUSAND FIVE HUNDRED FOURTEEN and 23/200 ($75,514.23) DOLLARS of the security. It is also agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, and fails to cure the same within any applicable grace and/or notice periods, then, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be promptly returned to Tenant. In the event of a sale of the land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such security for any claims accruing from and after the transfer date; and Tenant agrees to look to the new Landlord solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                 In lieu of the cash security provided for in Article 34 hereof, Tenant may deliver to Landlord, as security pursuant to said Article 34, an irrevocable, clean, "Evergreen" commercial letter of credit in the amount of $113,271.34 (the "Letter"), issued by a bank which is authorized by the State of New York to conduct banking business in New York State and is a member of the New York Clearing House Association, which shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of this Lease or (b) to draw the full amount thereof to be held as cash security pursuant to Article 34 hereof if for any reason the Letter is not renewed within sixty (60) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring sixty (60) days after the Expiration
Date), (ii) expressly provide for the issuing bank to notify Landlord in writing not less than sixty (60) days prior to its expiration as to its renewal or non-renewal, as the case may be, and (iii) if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security pursuant to said Article 34). Not less than forty-five (45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the sum of $113,271.34 shall be in effect during the first five (5) years of the term of this lease and provided that Tenant is not then in default under the terms of this lease, that a Letter in the sum of $37,757.08 shall be in effect for the remainder of the term of this lease. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this Lease for default in the payment of fixed rent and, to draw on the existing Letter up to its full amount.

                 35. ADJACENT EXCAVATION - SHORING: If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demises Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                 36. SUCCESSORS AND ASSIGNS: The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

                 SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

                 IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.




                                   LANDLORD:
                                   67 BROAD STREET LLC



                                   By:  /s/ [SIGNATURE TO COME]
                                        ------------------------
                                        NAME:
                                        TITLE: A MEMBER



                                   TENANT:
                                   PLD TELEKOM, INC.


                                   By:   /s/   E. Clive Anderson
                                        ------------------------
                                        NAME:  E. CLIVE ANDERSON
                                        TITLE: Sr. V.P.

                                RIDER ANNEXED TO

             LEASE FOR 75 A/K/A 67 BROAD STREET, NEW YORK, NEW YORK

                     TENANT:      PLD TELEKOM, INC.

                     SPACE:       PORTION 7TH FLOOR




37.      RIDER PROVISIONS PREVAIL:

         If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, the Rider shall govern and control.

38.      ADDITIONAL DEFINITIONS:

         For the purposes of this Lease and all agreements supplemental to this Lease, and all communications with respect thereto, unless the context otherwise requires:

         1. The term "fixed rent" or "Fixed Rent" shall mean rent at the annual rental rate or rates provided for in Schedule B annexed hereto and made a part hereof.

         2. The term "additional rent" shall mean all sums of money, other than fixed rent, and which become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

         3. The term "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

         4. The terms "Commencement Date" and "Expiration Date" shall mean the dates fixed in this Lease, or to be determined pursuant to the provisions of this Lease, respectively, as the beginning and the end of the term for which the Demised Premises are hereby leased.

         5. The term "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date and each successive twelve (12) month period thereafter.

         6. The term "Superior Lessee" or "Superior Mortgagee" shall mean any party then holding a ground lease or mortgage encumbering the land and/or Building.

39.      ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

         A. As used herein:

                 1. "Taxes" shall mean real estate taxes payable (adjusted after protest or litigation, if any) for any part of the term of this lease, on the Building and/or the land (the "Land"), (i) any taxes which shall be levied in lieu of any such taxes, including any taxes levied on the gross rentals of the Building and/or the Land, (ii) any special assessments against the Building and/or the Land which shall be required to be paid during the fiscal year in respect to which taxes are being determined, and (iii) the expense of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

                 2. "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

                 3. "Base Tax" shall mean the Taxes for the fiscal tax year commencing July 1, 1998 and ending June 30, 1999 (the "Base Tax Year").

                 4. "Tenant's Proportionate Share" shall mean ninety-two hundredths (.92%) percent.

         B. If the Taxes for any Tax Year shall be greater than the Base Tax, then Tenant shall pay as additional rent for such Tax Year, a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). Should this Lease commence or terminate prior to the expiration of a Tax Year, such Tax

Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent and Landlord's obligation to refund pursuant to Paragraph C below, as the case may be, shall survive the termination of this Lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes or such installment shall be paid, the amount of Landlord's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

         C. Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and the Building for any Tax Year and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph B above, Landlord shall repay to Tenant, with reasonable promptness, Tenant's Proportionate Share of such refund, less the costs (including experts' and attorneys' fees) of obtaining such refund. If the assessment for the Base Tax Year shall be changed from the comparative statement (as provided in Paragraph D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change.

         D. Landlord shall furnish to Tenant, prior to the commencement of any Tax Year, a written statement setting forth the Tax Payment for such Tax Year. Tenant shall pay to Landlord on the first day of each month during such Tax Year an amount equal to one-twelfth (1/12th) of the Tax Payment for such Tax Year. If, however, Landlord shall furnish any such statement for a Tax Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph in respect of the last month of the immediately preceding Tax Year; (ii) promptly after such statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Tax Payment previously made for such Tax Year were greater or less than the installments of the Tax Payment to be made for such Tax Year in accordance with such statement, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (b) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article; and (iii) on the first day of the month following the month in which such statement is furnished to Tenant, and monthly thereafter throughout the remainder of such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on such statement.

         E. Landlord's failure during the lease term to prepare and deliver any tax statements or bills, or Landlord's failure to make a demand under this Article or under any other provision of this Lease shall not in any way waive Landlord's right to collect any such amounts due hereunder. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this Lease.

         F. In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of the lease, it being agreed that the payment of additional rent under this Article 39 is an obligation supplemental to Tenant's obligation to pay fixed rent.

40.      INTENTIONALLY OMITTED.

41.      FREE RENT:

         Provided Tenant is not in default under the terms, covenants and conditions of this lease, Tenant shall have the right to use and occupy the Demised Premises free of fixed rent for the first six (6) months following the Commencement Date i.e. all in Lease year one (1) (or, if Landlord shall not be able to deliver possession on such date, following the date Landlord is actually able to deliver possession), except that Tenant shall pay to Landlord all sums due under Article 46 hereof representing reimbursement to Landlord for the furnishing to Tenant of electric current during said period. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the Demised Premises pursuant to all of the other terms, covenants and conditions of this lease.

42.      AMENDING ARTICLE 11:

         Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

         A. If Tenant shall desire to assign this Lease or to sublet all or a portion of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the proposed assignment agreement or sublease or a true and correct photocopy of the offer from the proposed assignee or subtenant signed by such proposed assignee or subtenant; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant.

                 Landlord shall then have the option to be exercised by written notice given to Tenant within thirty (30) days after receipt of Tenant's request for consent to either (x) require a surrender of the Demised Premises or portion thereof or (y) to obtain a sublet from Tenant of the Demised Premises or portion thereof, upon the terms and conditions hereinafter provided.

         B. If Landlord shall exercise its option to require a surrender of the Demised Premises or portion thereof as provided in clause (x) of paragraph A above, then upon the proposed commencement date of the subletting specified in Tenant's notice to Landlord, the Demised Premises or portion intended to be sublet, as the case may be, shall be surrendered to Landlord in accordance with the provisions of the Lease pertinent to surrender, and this Lease shall cease and terminate insofar as the Demised Premises or portion thereof, as the case may be, with the same force and effect as though such proposed commencement date were the Expiration Date. If only a portion of the Demised Premises is involved, the terms and conditions of the Lease shall remain in full force and effect, except that the Fixed Rent and additional rent shall be proportionately reduced based upon the number of square feet of the portion of the Demised Premise surrendered. In addition, in the event that less than all of the Demised Premises is surrendered:

                 1. Landlord shall cause to be constructed, at Landlord's sole cost and expense, such alterations and connections as may be required in order to physically separate such surrendered the portion of the Demised Premises from the balance of the Demised Premises; and

                 2. At least thirty (30) days prior to the proposed commencement date specified above, Landlord shall have free access to enter to the Demised Premises in order to complete the construction referred to in "1" above.

         C. If Landlord shall exercise its option as provided in clause (y) above to sublet from Tenant the Demised Premises or any portion thereof ("Leaseback Area"), Tenant automatically shall be deemed to have subleased the Leaseback Area to Landlord for the term ("Backleasing" or "Backlease") for the term ("Backlease Term") of the proposed sublease referred to in Tenant's notice to Landlord, at a sublease rent equal to the lesser of (on a per square foot basis) (a) the fixed rent payable under this lease or (b) rent specified in the sublease proposed by Tenant. All other terms and conditions of this Lease shall remain applicable to the Leaseback Area, except such as by their nature or purport are inapplicable or inappropriate to such Backleasing, or are inconsistent with the further provisions of the following subsections of this paragraph, which further provisions shall be deemed to be part of the terms, covenants, and conditions of such Backleasing.

                 In addition, the following provisions shall be applicable to any Backleasing:

                         (i)  Landlord shall have the unqualified and
unrestricted right, without Tenant's permission or consent, to underlet the Leaseback Area in whole or in part to any person or entity, including Tenant's proposed subtenant, for any period or periods of time not extending beyond one
(1) day before the expiration of the Backlease Term, at such rentals and on such terms and conditions (including any alterations required to render the Leaseback Area suitable for occupancy by an undertenant of Landlord) as Landlord shall determine. Landlord may underlet the Leaseback Area or parts thereof separately or in combinations, as Landlord deems appropriate. The Backlease may be assigned by Landlord to any person, including Tenant's proposed subtenant, without Tenant's consent but such assignment shall not be effective unless the transferee executes and delivers to Tenant a written agreement assuming all of Landlord's obligations under the Backlease, and in such event Landlord shall continue to be fully responsible jointly and severally with such assignee for all of Landlord's obligations under the Backlease. At the expiration or sooner termination of the Backlease Term, Landlord shall have no obligations to restore or alter or improve the Leaseback Area;

                         (ii) Tenant shall furnish to Landlord or its assignee
or subtenant under the Backlease any consents or approvals requested under the Backlease so long as (a) Landlord furnishes such consents or approvals to Tenant and, (b) Tenant incurs no expense by reason of any such consent or approval; and

                         (iii) Landlord and Tenant expressly negate any
intention that any estate created by or under the Backlease shall be merged with any other estate held by either of them. At the request of either party, Landlord and Tenant shall mutually execute, acknowledge, and deliver an instrument or instruments of sublease and/or assignment to confirm and separately set forth the rent, terms, conditions and other provisions of the Backleasing or any Leaseback Area as may be appropriate.

         D. If Landlord does not exercise either option specified in paragraphs B and C above, then Landlord's consent to a subletting of all or a portion of the Demised Premises or an assignment of Tenant's interest in this lease shall not be unreasonably withheld or delayed on further condition that:

         1. The proposed subtenant or assignee shall not be a school of any kind, or an employment or placement agency or governmental or quasi governmental agency, medical office or executive recruitment office;

         2. The subletting or assignment shall be to a tenant whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the Building and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the operation of the Building;

         3. No space shall be advertised or openly promoted to the general public utilizing the name of the Landlord or any principal or partner thereof, or stating or otherwise characterizing a rental rate;

         4. The proposed sublessee or assignee shall not be an occupant of any space in the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Landlord's consent;

         5. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred in connection with any assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent;

         6. In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the subleased Demised Premises shall not be further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance;

         7. Tenant, at Tenant's expense, shall provide and permit reasonably appropriate means of ingress to and egress from the space sublet by Tenant; and

         8. Tenant is not then in default under the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

         E. No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee in recordable form wherein such assignee shall assume jointly and severally with Tenant the due performance of this Lease on Tenant's part to be performed for the balance of the term of this Lease notwithstanding any other or further assignment.

         F. INTENTIONALLY OMITTED

         G. Neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in Article 11 hereof, nor any application of any such rent as provided in said Article 11 shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

         H. Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting, then (i) in the case of an assignment, if Tenant shall receive any consideration from its assignee in connection with the assignment of this Lease, Tenant shall pay over to Landlord, as additional rent, a sum equal to fifty (50%) percent of any such consideration (excluding sums designated by the assignee as paid for the purpose of Tenant's property in the Demised Premises), as shall exceed the brokerage commissions, alterations expenses and attorneys' fees and disbursements reasonably incurred by Tenant for such assignment or (ii) if Tenant shall sublet the Demised Premises or any portion thereof to anyone for rents, additional charges or other consideration (other than the price paid for the purchase of Tenant's property) which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Landlord, as additional rent, a sum equal to fifty (50%) percent of any such excess less brokerage commissions, and attorneys' fees and disbursements reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to subdivision (i) of this Paragraph H shall be paid on the effective date of such assignment and all sums payable to Landlord pursuant to subdivision (ii) of this Paragraph H shall be paid on the date or dates such sums are actually paid to Tenant by the subtenant.

         I. Tenant may, without Landlord's prior written consent, but upon prior written notice to Landlord, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to sublet all or part of the Demised Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Demised Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

         J. Tenant may, without Landlord's prior consent, but upon prior written notice to Landlord, assign or transfer its entire interest in this Lease and the leasehold estate hereby created or sublet the whole of the Demised Premises to a successor corporation of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default in any of the terms of this Lease, (ii) the proposed occupancy shall not increase the office cleaning requirements (if any) or impose an extra burden upon the building equipment or building services and (iii) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State. A "successor corporation", as used in this Section shall mean (a) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation acquiring this lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (c) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that, immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles, at least equal to the assets, capitalization and net worth, similarly determined, of Tenant, its corporate successors or assigns, immediately prior to such merger or consolidation or such acquisition and assumption, as the case may be.

43.      ADDENDUM TO ARTICLE 3:

         In connection with Landlord's agents' review, modification, approval, supervisor and/or coordination of plans and specifications for any Tenant work, Tenant shall, promptly upon demand, reimburse Landlord's agent for any reasonable out-of-pocket fees, expenses and other charges incurred by Landlord in connection with the review, modification and/or approval of such plans and specifications. Landlord agrees at no charge to Tenant, to make Landlord's structural engineer available and reasonable times and on reasonable prior notice to meet with Tenant and its engineer regarding structural matters including Tenant's proposed installation of batteries and generators.

         In performing any alterations or installations Tenant shall be responsible for the cost of compliance with all applicable governmental rules and regulations including without limitation The Americans With Disabilities Act of 1990, Public Law 101-336 42 U.S.C. Secs. 12101 et seq. together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder.

44.      LIMITATION OF LIABILITY:

         Tenant agrees that the liability of Landlord under this Lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the Demised Premises, shall be limited to Landlord's interest in the Building. In no event shall Tenant make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

45.      INDEMNIFICATION AND INSURANCE:

         A. Tenant shall indemnify and save harmless Landlord and its agents against and from any and all claims arising from any work or thing whatsoever done, or any condition created in or about the Demised Premises during the term hereof or arising from any negligent or wrongful acts or omission of Tenant or any of its subtenants or licensees or its or their employees, agents visitors, invitees or contractors or subcontractors.

         B. Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof the following insurance coverage:

                         (i) For the benefit of Landlord, Tenant, and all
Superior Mortgagees and Superior Lessees, a comprehensive policy of liability insurance protecting and indemnifying Landlord, Tenant all Superior Mortgagees and Superior Lessees against claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building used by Tenant, its employees, agents, con-tractors, customers, invitees and visitors including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than Two Million ($2,000,000.00) Dollars combined single limit for personal injury, death and property damage. The paid liability insurance shall include a broad form contractual liability endorsement protecting Tenant against loss arising out of liabilities assumed by Tenant by indemnity or otherwise.

                         (ii) Fire and extended coverage in an amount adequate
to cover the cost of replacement of all personal property, fixtures, furnishing and equipment, including Tenant's work, located in the Demised Premises.

                                 On or before the Commencement Date, Tenant
shall deliver to Landlord duplicate originals of the aforesaid policies or certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof.

         C. All policies of insurance procured by Tenant shall be issued in form reasonably acceptable to Landlord by insurance companies with general policy holder's ratings of not less than A and in a Financial Size Category of not less than XII, as rated in the most current available "Best's" insurance reports, and licensed to do business in the State of New York and authorized to issue such policy or policies;

         D. All insurance procured by Tenant shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture), Landlord's managing agent, Tenant, and, unless Landlord otherwise requests, any Superior Lessee and the Superior Mortgagee, as their respective interests may appear, and shall contain an endorsement that each of Landlord, the Superior Lessee and Superior Mortgagee, although named as an insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed and undisclosed) by reason of the negligence of Tenant, its servants, agents, employees, and contractors. In the case of insurance against damage by fire or other casualty, the policy or policies shall provide that loss shall be adjusted with Landlord, and shall be payable to Landlord and/or the Superior Mortgagee and/or Superior Lessee as directed by the Landlord, to be held and disbursed by Landlord and/or the Superior Mortgagee under a standard mortgage clause;

         E. All policies of insurance procured by Tenant shall contain endorsements providing as follows: (i) that such policies may not be materially changed, amended, reduced, canceled (including for non-payment of premium) or allowed to lapse with respect to Landlord or the Superior Lessor or the Superior Mortgagee except after thirty (30) days' prior notice from the insurance company to each, sent by registered mail: and (ii) that Tenant shall be solely responsible for the payment of all premiums under such policies and that Landlord or any other party named therein shall have no obligation for the payment thereof notwithstanding that Landlord or certain other parties may be named as an insured.

46.      ELECTRIC CURRENT:

         Tenant agrees that Landlord shall furnish electricity to Tenant on a "submetering" basis.

         A. Submetering: Landlord shall, at Landlord's sole expense, install a meter (as hereinafter defined) at a location designated by Landlord, connections from the riser servicing the Demised Premises to said meter and perform all other work necessary for the furnishing of electric current by Landlord in the manner provided for in this Paragraph A. If and so long as electric current is supplied by Landlord to the Demised Premises to service Tenant's office equipment and the air conditioning units therein contained, if any, Tenant will pay Landlord or Landlord's designated agent, as additional rent for such service, the amounts, (hereinafter collectively called the "Electricity Additional Rent"), as determined by a meter or submeter (the "Submeter") installed, by Landlord at Landlord's cost, for the purpose of measuring such consumption. The readings from the Submeter shall then be used to compute the Electricity Additional Rent. Such service shall be computed at the rates at the beginning of the scale for any given bill period specified in the same service classification at which Landlord purchases electric current for the entire Building, plus a fee (the "Overhead Charge") equal to eight (8%) percent of such charge to Landlord, representing administrative/overhead costs to Landlord. The Overhead Charge shall be payable as Electricity Additional Rent as herein provided. Landlord, at its option, may from time to time, increase the Electricity Additional Rent based upon among other things, increases in the average cost per kilowatt hour and kilowatt demand to Landlord of purchasing electricity for the Building, and such other factors, such as, without limitation, fuel adjustment charges (as determined for each month of said period and not averaged), rate adjustment charges, sales tax, and or any other factors, used by the public utility company in computing its charges to Landlord; as applied to kilowatts of demand purchased by Landlord during a given period. The periods to be used for the aforesaid computation shall be the bill periods ending in February and August immediately preceding such change, or such other period or periods as Landlord, in its sole discretion, may from time to time elect. Where more than one meter measures the electric service to Tenant, the electric service rendered through each meter may be computed above set forth. Bills for the Electricity Additional Rent (the "Bills") shall be rendered to Tenant at such time as Landlord may elect and the amount, as computed from the meter, together with the Overhead Charge, shall be the Electricity Additional Rent.

                 In the event that such Bills are not paid within ten (10) days after the same are rendered, Landlord may, without further notice, discontinue the service of electric current to the Demised Premises without releasing Tenant from any liability under this Lease and without Landlord or Landlord's agent incurring any liability for any damage or loss sustained by Tenant as the result of such discontinuance. If any tax is imposed upon Land lord's receipts from the sale or resale of electric current to Tenant by any Federal, state or municipal authority, Tenant agrees that, unless prohibited by law, Tenant's proportionate share of such taxes shall be passed on to, and included in the bill of, and paid by Tenant to Landlord as additional rent.

         B. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

         C. Tenant's use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises which on the Commencement Date will be 20 watts per useable square foot i.e. 300 amps of power at 208 volts three (3) phase. Tenant shall have the right at Tenant's sole election exercisable at any time but at Tenant's sole cost and expense, to increase the 208 volts to 480 volts. Tenant shall not make or perform or permit the making or performing of, any alterations to wiring, installations or other electrical facilities in or serving the Demised Premises without the prior consent of Landlord in each instance (which shall not be unreasonably withheld). Should Landlord grant any such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. If Tenant requires amperage above the amounts allotted on the Commencement Date pursuant to the foregoing, then solely at Tenant's option, additional amperage may be installed at the then Building standard charge (presently $250 per each additional amp).

         D. Except when caused by Landlord's negligence. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason.

         E. Solely if required by law, Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service.

         F. At Landlord's option, Tenant shall purchase all lighting tubes, lamps, bulbs and ballasts used in the Demised Premises and Tenant shall pay Landlord's reasonable charges for providing and installing same, on demand, as additional rent.

         G. Notwithstanding any provisions of this Article 46, in no event shall
(a) the Fixed Annual Rent under this Lease be reduced by virtue of this Article 46 and (b) the cost to Tenant for electric energy be less than 108% of the cost incurred by Landlord to obtain electric energy from the public utility furnishing same to the Building.

47.      BROKER:

         Landlord and Tenant represent and warrant to the other that neither consulted nor negotiated with any broker or finder with regard to the rental of the Demised Premises from Landlord other than Newmark & Company Real Estate, Inc. and CB Richard Ellis, Inc. Landlord and Tenant agree to indemnify and hold the other harmless from any claims, suits, damages, costs and expenses suffered by the other by reason of any breach of the foregoing representation. Landlord shall pay any commission due either broker in accordance with Landlord's separate agreement with said brokers.

48.      BINDING EFFECT:

         It is specifically understood and agreed that this Lease may be offered to Tenant for signature by the leasing or managing agent and is subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Lease shall have been approved and executed by Landlord and delivered to Tenant.

49.      MISCELLANEOUS:

         A. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, Building, sanitation or other department of the city, state or federal governments.

         B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the lease; and after the service of notice to terminate this Lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

         C. If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

         D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

         E. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

         F. If payment of any Fixed Rent or Additional Rent shall not have been paid by the fifth day after the date on which such amount was due and payable, then, in addition to and without waiving or releasing any other remedies of Landlord, a late charge of four cents ($.04) for each dollar overdue shall be payable on demand by Tenant to Landlord as damages for Tenant's failure to make prompt payment. In default of payment of any late charges, Landlord shall have (in addition to all other remedies) the same rights as provided in this Lease for nonpayment of Fixed Rent. Nothing in this Section contained and no acceptance of late charges by Landlord shall be deemed to extend or change the time for payment of Fixed Rent or Additional Rent.

         G. If the Expiration Date or the date of sooner termination of this Lease shall fall on a day which is not a business day, then Tenant's obligations pursuant to Article 22 hereof shall be performed on or prior to the next succeeding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease. If the Demised Premises are not surrendered upon the termination of this Lease, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Demised Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay. In the event Tenant remains in possession of the Demised Premises after the termination of this Lease without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month to month, at a monthly rental equal to 150% times the fixed rent and additional rent payable during the last month of the term, subject to all of the other terms of this Lease insofar as the same are applicable to a month-to-month tenancy. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of this Lease.

         H. This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Demised Premises.

         I. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building in violation of applicable law. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental laws, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing, but shall not include normal office supplies and cleaning materials. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, upon demand, as additional rent.

         J. The individual signatories to this lease each represent that they are duly authorized to execute this document. Upon Landlord's request, Tenant will execute and deliver to Landlord a Secretary's Certificate setting forth the authority of the officer executing the lease by and on Tenant's behalf.

50.      DOWNTOWN TAX APPLICATION:

         Landlord and Tenant hereby acknowledge and agree that Tenant, at Tenant's sole cost and expense, may make application (the "Application") after the Commencement Date of this Lease to the appropriate governmental authority in order to receive certain tax abatements (the "Tax Abatement") for the Building pursuant to "The Lower Manhattan commercial Revitalization Program") (the "Program") created by Title 4A of Article 4 of the real Property Tax Law, Sections 499-a et. seq. (the "Law"); provided, however, Tenant shall not make the Application (nor continue with its being processed) unless all of the following are and remain true and correct, (and all of which are in any event hereby agreed to and acknowledged by Tenant), (whereby, if all of the following are and remain true and correct, Landlord shall cooperate with Tenant in Tenant's attempt to obtain the Tax Abatement for the Building by joining in the Application): (i) Tenant shall file the Application, and all related documentation in accordance with all time frames and schedules as may be required by the law (and all related rules and regulations) and the Program;
(ii) Tenant meets all eligibility requirements for the Program with respect to the Premises (and, in this regard, upon request, Tenant shall deliver to Landlord upon demand all information and documentation requested by Landlord with respect to the Program, and Tenant's eligibility thereunder, with respect to the Premises); (iii) Landlord shall incur no cost or expense in connection with the Application or the Tax Abatement (as well as in connection with its being obtained); (iv) Tenant shall reimburse Landlord for all of Landlord's reasonable costs and expenses incurred in connection with the Application (and related documentation) and the Tax Abatement and its being obtained) (including, without limitation, all of Landlord's attorneys' and consultants' costs, expenses and fees in connection with the review of any documentation concerning the Application (and related documentation) and the Tax Abatement, the amount of all administrative charges or fees which may be imposed by the Department of Finance of the City of New York in connection with the Application (and all related documentation), and in connection with ongoing compliance related to the Program, as well as all such costs, expenses and fees which amy incurred in attending any and all hearings and/or meetings), which reimbursement shall be payable to Landlord by Tenant on demand, (v) Landlord has not made, nor will Landlord be making, any representations or warranties whatsoever regarding the feasibility of obtaining the Tax Abatement (or any facts or circumstances related thereto), or whether any Tax Abatement which may be received will subsequently be reduced or eliminated, or regarding Tenant's eligibility for receiving the Tax Abatement, or whether this Lease properly conforms with requirements imposed by the Program, or whether the appropriate expenditures as may be imposed by the Program will be made at the Premises and the Building (and Landlord is not required to perform any other work other than as may expressly be set forth in this Lease; (vi) all information which may be or is set forth on the Application as well as on all related documentation shall be true and correct in all respects and, in this regard, Tenant shall indemnify and hold Landlord harmless from any and all claims, losses, expenses or liabilities in connection with any inaccuracy; (vii) Landlord shall incur no liability whatsoever in connection with the Application, or any other related documentation, the Program, or the Tax Abatement (or in connection with its being obtained) and, in this regard, Tenant shall indemnify and hold Landlord harmless from any and all claims, losses, expenses or liabilities in connection therewith; and (viii) Tenant complies, and continues to comply, at all times with all of the provisions and requirements of the Program, including without limitation, all eligibility requirements, together with the rules promulgated thereunder and, in this regard, Tenant shall indemnify and hold Landlord harmless from any claims, losses, expenses or liabilities in connection with Tenant's failure to so comply.

         Notwithstanding the above, Landlord, upon written request made by Tenant, agrees to join with Tenant in signing the Application (to the extent Landlord is required by the Program to do so), provided, however, Landlord shall not be required to join in if any of the terms or conditions set forth above are untrue in any respect, or if Tenant is in default under this Lease (and, in this regard, to the extent Landlord does so join in it shall not be deemed to be an acknowledgment by Landlord that any of the applicable provisions or requirements set forth above are necessarily true, nor shall the joining in ever be deemed to be a waiver of any such provisions or requirements).

         Provided all of the terms and conditions set forth above in this Article are fully complied with by Tenant and Tenant is not otherwise in default under this Lease (including, without limitation,as provided in this Paragraph above), the, in such event, Landlord shall provide Tenant with a credit (the "Tax Credit") against the Tax Amount payable by Tenant under this Lease in an amount for any applicable Tax Year occurring during the Term which equals (but does not exceed) the full amount of such particular Tax Year of the Tax Abatement which is exclusively attributable to the Premises pursuant to the Program and which is actually received by Landlord (with such amount being called the "Actual Benefits").

         Tenant shall pay to Landlord upon demand, as Additional Rent, the amount of the Actual Benefits that have been credited against the Tax Amount becoming due hereunder if such Tax Abatement related to the Actual Benefit is thereafter revoked for any reason whatsoever (such as, for example, and without otherwise limiting, as a result of the exercise by Tenant of a right to terminate this Lease, or assignment of this Lease, or subleasing of the Premises, or for Tenant's failure to meet and continue to meet any of the eligibility requirements under the Program, or Tenant's breach under this Lease), together with any interest at the highest rate allowed by law commencing upon the date such payment is to be made, along with all penalties which may be imposed against Landlord in connection with such Actual Benefits.

         In addition, as set forth in the Law, all abatements granted under the Program with respect to the Building pursuant to the Program will automatically be revoked (without notice) if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in the Law.

         The provisions of this Article shall survive the expiration or earlier termination of this Lease.

         Pursuant to and in connection with the foregoing, Landlord and Tenant agree to the following:

                         (1)     Borough of Manhattan
                                 Block 29
                                 Lot 70

                         (2)     Floor Number 7

                         (3)     Lease execution date as of: ___________, 1998.

                         (4)     Lease commencement date: December 15, 1998,
subject to Article 54.

                         (5)     Rent commencement date:  six (6) months after
Commencement Date.

                         (6)     Lease expiration date: June 15, 2009

                         (7)     Tenant's Proportionate Share:  .92%

         Landlord hereby informs the Tenant that:

                         (1)     An application for abatement of real property
taxes will be made for the premises;

                         (2)     The rent including amounts payable by the
Tenant for real property taxes will accurately reflect any abatement of real property taxes;

                         (3)     Certain stipulated sums must be spent on
improvements to the Demised Premises and the common areas, the amount being dependent upon the length of the lease and whether it is a new, renewal or expansion lease.

                         (4)     All abatements granted will be revoked if,
during the benefit period, real estate taxes, water or sewer charges or other lienable charges are unpaid for more than one (1 ) year, unless such delinquent amounts are paid as provided in the relevant law.

         Notwithstanding anything set forth herein to the contrary, nothing set forth in this Article 50 shall impose any obligation on Landlord to make any alterations or improvements to the Demised Premises, common areas, or any other part of the Building.

51.      LANDLORD'S CONTRIBUTION:

         A. In consideration of Tenant performing all of the work (other than Landlord's Work pursuant to Article 54) necessary for its occupancy of the Demised Premises and for Tenant completing such work therein, Landlord agrees that if Tenant, shall have submitted to Landlord (a) a detailed itemization of the leasehold improvements installed by Tenant in the Demised Premises, i.e., exclusive of soft costs except as hereinafter provided, (b) together with receipted paid bills therefor, (c) partial and final lien waivers to the effect that there has not been filed with respect to the Building and/or the Demised Premises or any part thereof or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been discharged of record, Landlord shall reimburse or cause to be reimbursed to Tenant an amount equal to the lesser of (i) the actual cost of the leasehold improvements performed by Tenant in the Demised Premises or (ii) ONE HUNDRED FIFTY THOUSAND AND 00/100 ($150,000.00) Dollars, representing "Landlord's Contribution" to such work, it being understood and agreed that Landlord's Contribution shall not exceed the sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 ($150,000.00) Dollars, and that all costs and expenses in excess of said sum shall be borne solely by Tenant.

         C. Upon Tenant's request, Landlord's Contribution as provided in Paragraph B hereof shall be paid in monthly progress payments upon submission by Tenant of the following:

         (a) A certificate signed by Tenant or Tenant's architect, dated not more than ten (10) days prior to such request, setting forth the following:

         (i) That the sum then requested is justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord's Contribution or has been made out of the proceeds of Landlord's Contribution received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

         (ii) That except for the amount, if any, stated pursuant to the foregoing subdivision (a)(i) in such certificate to be due for services or materials, there is no outstanding indebtedness (except for withholding of ten (10%) percent of such amount) known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might immediately become the basis of a vendor's, mechanic's, laborer's or material man's statutory or similar lien upon such work or upon the land and building or any part thereof or upon Tenant's leasehold interest.

                         Tenant shall deliver to Landlord together with any plans for Tenant's Work, a load letter specifying proposed floor loads and electrical outlays.

52.      ROOF RIGHTS.

         A. Tenant, at its sole cost and expense and subject to the provisions of this Article 52, shall have the following rights: (i) Tenant may install upon the roof of the Building, in a specific location designated by Landlord (the "Roof Location") in its sole discretion, a single antenna or single satellite dish ("Tenant's Telecommunications Equipment") and may connect the same to the Demised Premises provided, however, that the type of the same to be installed shall be satisfactory to Landlord in its sole discretion. The rights afforded Tenant pursuant to the preceding sentence are subject to and are granted upon the express condition that: (1) any such installations shall be deemed a structural alteration within the meaning and subject to the provisions of
Article 3 hereof; (2) Tenant, at its sole cost and expense shall maintain the Tenant's Telecommunications Equipment; (3) Tenant shall promptly repair any damage caused to the Building (including, without limitation, the roof or any exterior portions thereof) by reason of the installation, maintenance, operation, removal and replacement of any of Tenant's Telecommunications Equipment; (4) Tenant shall remove the applicable Tenant's Telecommunications Equipment (other than connections to the Demised Premises) upon the expiration or sooner termination of the term of this lease; and (5) Tenant shall repair any resulting damage to the Building (including, without limitation, the roof or any exterior portions thereof) and restore the Building (including, without limitation, the roof or any exterior portions thereof) to the condition which existed prior to any such installation, ordinary wear and tear excepted. The parties agree that Tenant's use of the roof of the Building is a non-exclusive use and Landlord may permit the use of any other portion of the roof by any other person for any use, including installation of other antennae, dishes and similar telecommunications equipment so long as any such equipment which is installed after the date on which the applicable piece of Tenant's Telecommunications Equipment is installed does not unreasonably interfere with such piece of Tenant's Telecommunications Equipment.

         B. Landlord shall have the right at Landlord's expense, on not less than 20 days' prior written notice, to relocate any portion(s) of Tenant's Telecommunications Equipment, such expense to include the removal of the portion(s) to be relocated, the purchasing of materials and equipment necessary for the relocation thereof and the reinstallation of the applicable portion(s) at such other location as designated by Landlord on the roof of the Building.

         C. Tenant's Telecommunication Equipment is for the sole use of Tenant and for no other parties. Tenant shall not resell in any form the use of the Tenant's Telecommunications Equipment including, without limitation, the granting of any licensing or other rights.

         D. The rights granted in this Article 52 are given in connection with, and as part of the rights created under, this lease and are not separately transferable or assignable other than in connection with an assignment or subletting as permitted by this lease.

         E. Tenant's Telecommunications Equipment shall be considered Tenant's property and Tenant shall maintain adequate insurance coverage as may from time to time be reasonably required by Landlord.

53.      INTENTIONALLY OMITTED.

54.      LANDLORD'S WORK.

         Tenant acknowledges and agrees that Landlord shall have no obligation to prepare the Demised Premises for Tenant's occupancy except for those items set forth below ("Landlord's Work").

         1.      Deliver the Premises demolished and in broom clean condition;

         2.      Provide connections to the Building sprinkler system;

         3.      Provide tie-ins to Building Class E system;

         4.      Deliver an ACP 5 Certificate;

         5. Landlord shall provide Tenant with a credit of FORTY-TWO THOUSAND AND 00/100 ($42,000.00) DOLLARS for the cost of an air-cooled package unit sized to provide comfort cooling for the administrative areas of the Demised Premises only. All maintenance, repair and replacement of said unit shall be performed by Tenant at Tenant's sole cost and expense; and

         6. Provide a clean floor and patch holes in ceiling and restore fireproofing on beams.

         It shall be a condition to all of Tenant's obligations under this Lease that Landlord shall have completed all of the Landlord's Work.

         If Landlord's Work is not substantially complete by December 15, 1998, then, the Commencement Date shall be deemed to be the date fixed by Landlord in a written notice to Tenant which notice shall state that on or prior to said date, Landlord's Work shall have been substantially completed. The term of this Lease shall expire nevertheless on June 15, 2009.

         Notwithstanding anything contained hereinabove to the contrary, in the event that Landlord's Work is not substantially completed sixty (60) days from the date of execution of this Lease by Tenant and payment of the first month's rent and security deposit then, in such event, in addition to Tenant's free rent. set forth Article 41 hereof, Tenant shall be entitled to a day for day additional abatement of fixed rent for each day past sixty (60) days that Landlord Work is not substantially complete.

         For purposes hereof, substantial completion of Landlord's Work shall mean that Tenant can occupy the Demised Premises for purposes of performing all of its initial work therein without material interference from Landlord or any of Landlord's contractors.

         With respect to certain common corridor work to be performed by Landlord i.e. upgrade to Building standard of the common corridor including the bathrooms. Landlord shall complete same within sixty (60) days after Tenant completes all installations and actually takes occupancy of the Demised Premises.

55.      GENERATOR USE.

         Landlord shall lease to Tenant at an annual license fee of based upon a rental of $20 per square foot dependent on the size of the Generator, said rental fee to increase by 3% on each anniversary of the Commencement Date) coterminous with the term of this Lease, certain space on the seventeenth (17th) floor set back of the Building or such other area of the Building designated by Landlord, said location of any area designated by Landlord to be mutually acceptable to Landlord and Tenant and their respective engineers (the "Generator"). The Generator to be installed shall be installed by Tenant at Tenant's sole cost and expense and may contain a weather enclosure and shall be a 350 kw generator. No rental or other fee shall be payable by Tenant for either the installation cost of the Generator. Until a fuel system is installed by Landlord

(which Landlord anticipates without representation should be installed within six (6) months from the Commencement Date), the Generator will be serviced with a day fuel tank which shall be filled by Tenant and at Tenant's sole cost and expense. In addition to the foregoing:

         1. Landlord shall provide for sufficient area around the generator to include code required and maintenance clearances around equipment, controls, electrical boxes, conduit, piping, fuel system components, etc.;

         2. Landlord shall provide sufficient area for installation of structural supports spanning from base building structural members as necessary to support the generator system;

         3. Landlord to allow Tenant to install generator support steel as required, fasten to structural members of roof and to perform necessary waterproofing. Tenant not responsible for leaks in roof due to age of existing roof and/or ability of existing roofing to accept new waterproofing repair;

         4. Subject to force majeure events and legal requirements. Tenant to have access to generator and fuel area on the roof at all times, 24 hours a day 365 days a year. Tenant shall have the right to run and operate the generator at any and all times as is reasonably necessary for maintenance and in all power outage conditions. Testing of the Generator however may be done only at times reasonably designated by Landlord; and

         5. Tenant will be utilizing fourteen (14) 4 inch conduits, the last four will be free of charge and the first ten (10) at the following rates:

                 (a)     2 inch conduits - $2.00 per linear foot per annum;

                 (b)     4 inch conduits - $4.00 per linear foot per annum.

                 Solely with respect to any initial installations, Tenant shall incur no additional charges to riser or conduit runs above the third (3rd) floor i.e. by reason of the relocation of Tenant from the third (3rd) to the seventh
(7th) floor.

56.      TENANT'S HVAC.

                 Subject to Article 3 hereof, Tenant shall install its own internal HVAC system in the Demised Premises (i.e., not on any other portion of the Building) it being agreed that Landlord shall have no responsibility to furnish any HVAC to the Demised Premises. Furthermore, Landlord shall have no responsibility regarding repair, maintenance or replacement of Tenant's internal HVAC unit, all such repairs, maintenance and service being Tenant's sole responsibility. At the Tenant's option, Tenant may have system fully enclosed by partition walls.

                                   LANDLORD:
                                   67 BROAD STREET LLC


                                   By:  /s/ [SIGNATURE TO COME]
                                        ------------------------
                                        Name:
                                        Title:  A Member

                                   TENANT:
                                   PLD TELEKOM, INC.


                                   By:   /s/   E. Clive Anderson
                                        ------------------------
                                        NAME:  E. CLIVE ANDERSON
                                        TITLE: Sr. V.P.

                                    EXHIBIT A
                                   FLOOR PLAN



                                  [FLOOR PLAN]


                                 [DESCON LOGO]
                    DESCON INTERIORS INC.  148 MADISON AVE.
                   NEW YORK, NEW YORK 10016 / (212) 537-0750


                        The New York Technology Exchange

                                75 BROAD STREET
                                   7TH FLOOR


                                 [NEWMARK LOGO]


                                 N E W M A R K
                                William G. Cohen
                            Executive Vice President
                                 (212) 372-2233

                   Newmark & Company Real Estate, Inc. [LOGO]

                                    EXHIBIT B
                               FIXED RENT SCHEDULE


Tenant shall pay Fixed Rent as follows:


                 All fixed rent shall be payable in equal monthly installments as heretofore provided, without offset, deduction or counterclaim.

                         RENT
         LEASE YEAR      PER ANNUM
         ----------      ---------
         1               ONE HUNDRED EIGHTY THOUSAND AND 00/100 DOLLARS
                         ($180,000.00);

         2               TWO HUNDRED THREE THOUSAND NINE HUNDRED FORTY AND
                         00/100 DOLLARS ($203,940.00);

         3               TWO HUNDRED TEN THOUSAND FIFTY EIGHT AND
                         20/100 DOLLARS ($210,058.20);

         4               TWO HUNDRED SIXTEEN THOUSAND THREE HUNDRED FIFTY NINE
                         AND 95/100 DOLLARS ($216,359.95);

         5               TWO HUNDRED TWENTY TWO THOUSAND EIGHT HUNDRED FIFTY AND
                         74/100 DOLLARS ($222,850.74);

         6               TWO HUNDRED FORTY ONE THOUSAND EIGHT HUNDRED NINETY SIX AND
                         27/100 DOLLARS ($241,896.27);

         7               TWO HUNDRED FORTY NINE THOUSAND ONE HUNDRED FIFTY THREE AND
                         15/100 DOLLARS ($249,153.15);

         8               TWO HUNDRED FIFTY SIX THOUSAND SIX HUNDRED TWENTY SEVEN AND
                         75/100 DOLLARS ($256,627.75);

         9               TWO HUNDRED SIXTY FOUR THOUSAND THREE HUNDRED TWENTY SIX AND
                         58/100 DOLLARS ($264,326.58); and

         10              TWO HUNDRED SEVENTY TWO THOUSAND TWO HUNDRED FIFTY SIX AND
                         38/100 DOLLARS ($272,256.38).

                                    EXHIBIT C
                              RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and sideguards. If the Demised Premises are situated on the ground floor of the Building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said Demised Premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and no tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Demised Premises or the Building or on the inside of the Demised Premises if the same is visible from the outside of the Demised Premises without the prior written consent of Landlord, except that the name of Tenant and corporate insignia may appear on the entrance door of the Demised Premises, Landlord shall list Tenant in the lobby directory and Tenant may place directional signs to the Demised Premises in the 7th floor elevator lobby. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or any other tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

6. Except pursuant to Article 3 of the lease, no tenant shall mark, paint, drill into, or in any way deface any part of the Building of which they form a part and no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used as interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof. Each tenant must, upon the termination of his Tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Demised Premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations.

9. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

10. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 8 A.M. and at all hours on Sundays, and legal holidays all persons who do not present a pass to the Building. Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Landlord for all acts of such persons.

11. Landlord shall have the right to prohibit any advertising by any tenant which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises, other than normal office supplies and cleaning materials.

13. If the Building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Landlord with respect to such services. If Tenant requests air conditioning or ventilation after the usual hours, Tenant shall give reasonable prior notice to the Building superintendent.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, allow work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Landlord may designate.